UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2015

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on January 7, 2015, the Corporation’s stockholders voted on and approved:  (1) the election of O.B. Grayson Hall, Jr. and Carol A. Williams, nominated by the Board of Directors, each to serve for a term of three years until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (2) on a non-binding, advisory basis, the compensation of the Corporation’s named executive officers as more fully described in the Corporation’s Proxy Statement filed with the Securities and Exchange Commission on November 20, 2014 (the “Proxy Statement”); and (3) the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent public accounting firm for the fiscal year ending August 31, 2015.  The votes cast by the holders of the Corporation’s Common Stock on each of the foregoing proposals were as follows:

Proposal 1:  Election of two Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	Common Stock
	For	Withheld	Broker Non-Votes
O.B. Grayson Hall, Jr.	18,652,904	1,298,818	1,728,506
Carol A. Williams	16,083,807	3,867,915	1,728,506

Proposal 2:  Approval, on a non-binding advisory basis, of the compensation of the Corporation’s named executive officers as more fully described in the Proxy Statement.

Common Stock
For	Against	Abstain	Broker Non-Votes
15,209,916	4,720,232	21,574	1,728,506

Proposal 3:  Ratification of appointment of Ernst & Young LLP as the Corporation’s independent public accounting firm for the fiscal year ending August 31, 2015.

Common Stock
For	Against	Abstain	Broker Non-Votes
21,091,558	92,104	496,566	0

Item 8.01                                           Other Events.

Declaration of Dividend

On January 8, 2015, the Board of Directors of the Corporation declared a quarterly dividend of $0.06 per common share.  The dividend is payable on February 2, 2015 to stockholders of record on January 16, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: January 9, 2015	/s/ Jill A. Gilmer
Jill A. Gilmer
Corporate Secretary

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